EXHIBIT 10.36.3

                               ESCROW AGREEMENT


THIS ESCROW AGREEMENT is made as of the 18th day of January, 2000, by and among the PORT AUTHORITY OF THE CITY OF ST. LOUIS, MISSOURI, a public corporation ("Borrower"), PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation ("Company"), and U.S. TITLE GUARANTY COMPANY, INC., a Missouri corporation, as escrow agent (the "Escrow Agent").

                                   RECITALS

A. President Casinos, Inc. ("Guarantor") has entered into a Guaranty of Completion Agreement with the Borrower of even date herewith, pursuant to which Guarantor guarantees the completion of certain improvements by Company described in a Relocation Funding Agreement of even date herewith, as hereafter defined.

B. As further security for Guarantor's obligations under the Guaranty of Completion, Company has agreed to place certain monies on deposit with Escrow Agent for the benefit of Borrower.

C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in that certain Relocation Funding Agreement dated as of January 18, 2000 (the "Relocation Funding Agreement") among the City of St. Louis, Missouri, Borrower, Company and Mercantile Bank National Association ("Bank").

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I
                        APPOINTMENT OF ESCROW AGENT

The Escrow Agent is hereby appointed to act as Escrow Agent hereunder and agrees to accept and to hold the Escrow Deposit (as defined in Article II hereof) in accordance with the terms hereof.

                                  ARTICLE II
                            ESTABLISHMENT OF ESCROW

On the date of final signatures of the Relocation Funding Agreement, Company shall deposit with the Escrow Agent Five Hundred Thousand Dollars
($500,000.00) (such amount, as so deposited, being referred to as the "Escrow Deposit"), to be held by the Escrow Agent in escrow pending release pursuant to Article V hereof.

                                 ARTICLE III
                            DECLARATION OF ESCROW

The Escrow Agent hereby declares and agrees that it will hold and distribute

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the Escrow Deposit, together with any interest earned thereon, in accordance with and subject to the express provisions of this Escrow Agreement.

                                  ARTICLE IV

                                ESCROW PERIOD

Unless sooner terminated as provided in Section 7.03 hereof, the term of this escrow shall commence immediately upon execution and delivery of this Escrow Agreement and shall expire upon termination pursuant to Section 6.02 hereof.

                                  ARTICLE V
                        DISTRIBUTION OF ESCROW DEPOSIT

5.1 Distribution of Escrow Deposit to Borrower. The Escrow Deposit shall be released to Borrower free and clear of any interest of Company upon the presentation to the Escrow Agent, with a copy to Company, of a written statement by Borrower as follows: "A default has occurred in respect of Guarantor's Obligations under that certain Guaranty of Completion dated as of January 18, 2000 executed by President Casinos, Inc. for the benefit of the
Port Authority of the City of St. Louis.  The sum of                  Dollars
($        ) is now due and owing to the Port Authority of the City of St.
Louis, which sum represents the lesser of (i) the amount of the Escrow Deposit and (ii) the amount due in respect of Guarantor's Obligations (as such terms are defined in the Guaranty of Completion)." Such disbursement(s) may be made at any time and from time to time, up to the amount of the Escrow Deposit and shall be used for completion of the Relocation Project or, if Borrower has reasonably concluded that the Relocation Project cannot be completed under any circumstances, may be used to repay the loan from Borrower to Bank.

5.2 Manner of Disbursement. The said Escrow Deposit shall be held in escrow by the Escrow Agent as assurance for performance of Guarantor's Obligations and shall be disbursed by the Escrow Agent as follows: following Borrower's delivery of the written statement contemplated by Section 5.01 above, the Escrow Agent shall pay the Escrow Deposit (or such lesser amount as may be requested by Borrower) to Borrower within five (5) business days of receipt by the Escrow Agent of such written statement.

5.3 Security Interest. This Agreement is intended to provide additional security for the payment and performance of Guarantor's Obligations, as defined in the Guaranty of Completion. Accordingly, Company hereby grants, pledges, transfers and assigns to Borrower a continuing security interest in and right of set-off against the following, whether now existing or hereafter acquired or arising: all of Company's right, title and interest, in, to and under (i) the Escrow Deposit and all instruments, securities, documents, accounts, general intangibles, money and other property and contents therein and thereof, and all rights relating thereto and proceeds therefrom and thereof, including, without limitation, the deposits constituting the Escrow Deposit from time to time and all earnings thereon at any time or from time to time in the possession or control of Escrow Agent, (ii) all books and records relating to the types and items of property described in the foregoing clause
(i), and (iii) all proceeds (whether cash or non-cash, and including, without limitation, insurance proceeds) and products of the property described in the

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foregoing clause (i), and all replacements and substitutions therefor and all additions and accessions thereto (collectively, the "Collateral"). Borrower shall have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law. Company will promptly execute such financing statements, continuation statements and other documents as may be reasonably necessary or convenient to perfect, continue or otherwise evidence said security interest and pay all expenses and fees for the preparation and filing thereof. Escrow Agent hereby acknowledges receipt of notice of Borrower's security interest in the Collateral. Company acknowledges that Borrower required delivery of the Guaranty of Completion as a condition precedent to entering into the Loan Agreement and the Relocation Funding Agreement and that Company has a financial interest in Borrower's entering into such agreements. Company further acknowledges that Borrower has relied upon the security granted hereunder in accepting the Guaranty of Completion.

5.4 Disbursement for Completion of Construction. Anything herein to the contrary notwithstanding, provided that the Company is not in default beyond the expiration of notice and grace periods pursuant to the Relocation Funding Agreement, when the Company shall have given notice and provided appropriate evidence that all expenses of the Admiral relocation described in the Relocation Funding Agreement have been paid and, where applicable, mechanics lien waivers received, except for a final Five Hundred Thousand Dollars ($500,000.00) of such expenses, the Escrow Agent shall pay the final expenses of the Relocation Project. If, notwithstanding the efforts of the parties, a portion of the Escrow Deposit shall not have been released upon the completion of the relocation project and the payment in full of all the expenses described in the Relocation Funding Agreement, the balance of the Escrow Deposit shall be disbursed to the Company.

                                  ARTICLE VI
                    PROVISIONS CONCERNING THE ESCROW AGENT

6.1 Compensation. Upon receipt by Borrower and Company of the Escrow Agent's written notice itemizing its fees and out-of-pocket expenses incurred in performing its duties hereunder, the Escrow Agent shall be entitled to payment of such fees and reimbursement for such expenses. Such payment and reimbursement obligations shall be paid by Company.

6.2 Termination of this Escrow. This Escrow Agreement shall terminate upon the earlier of (i) the date of full disbursement of the Escrow Deposit or (ii) substantial completion of the Relocation Project without any need for use of the Escrow Deposit to complete payment. After termination hereof, any remaining balance of the Escrow Deposit shall be disbursed to the Company.

6.3 Duties of the Escrow Agent. This Escrow Agreement sets forth the duties and obligations of the Escrow Agent with respect to any and all matters pertinent to its acting as such hereunder. The Escrow Agent shall not have duties or responsibilities under this Escrow Agreement other than those specifically set forth herein and shall act only in accordance with the provisions hereof.

6.4  Liability of the Escrow Agent.  Neither the Escrow Agent nor any of its

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officers, directors, shareholders, partners, employees or agents shall be liable to Borrower or Company or any other person or entity for or in respect of any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it in connection with this Escrow Agreement, other than for any loss, claim, damage, liability or expense which shall be finally adjudicated to be the result of gross negligence or willful bad faith on the part of the Escrow Agent or any such officers, directors, partners, employees or agents. Bank and Company agree to indemnify Escrow Agent for any loss or damages arising from acting as Escrow Agent hereunder except for conduct constituting gross negligence or willful misconduct of Escrow Agent.

6.5 Deposit of Escrow Deposit with Court. Notwithstanding anything herein to the contrary, in the event of any disagreement between any of the parties to this Escrow Agreement, or between them and any other person, resulting in adverse claims or demands being made against the Escrow Deposit, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may be discharged of its duties and obligations hereunder upon its deposit, at any time after written notice to Banks and Company, of the Escrow Deposit with a court of competent jurisdiction. The parties hereto hereby submit to the personal jurisdiction of any such court, waive any and all right to contest the jurisdiction of such court, and consent to service of process by hand delivery or mail delivery thereof to their respective addresses set forth in Section 7.02 hereof.

6.6 Investment of Escrow Deposit. The Escrow Agent shall cause the Escrow Deposit from time to time to be invested and reinvested in such short-term, high-grade securities, interest-bearing bank accounts, bank certificates of deposit or bank repurchase agreements as Company, in its discretion, deems suitable, and all interest thereon shall be added to the Escrow Deposit.

                                 ARTICLE VII
                                MISCELLANEOUS

7.1 Entire Agreement. This Escrow Agreement has been entered into pursuant to the Guaranty of Completion and as such embodies the entire agreement and understanding among the parties hereto relating to the escrow created hereunder and may not be changed orally, but only by an instrument in writing signed by all the parties hereto.

7.2 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered, if delivered in person or by telecopy, or when received, if mailed by first-class mail or express delivery service, postage or other fee prepaid, with return receipt requested, addressed to each party hereto as follows:

(a)  If to Company:

     President Riverboat Casino-Missouri, Inc.
     802 North First Street
     St. Louis, Missouri  63102
     Attention:  Mr. James A. Zweifel


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     copy to:

     Thompson Coburn
     One Mercantile Center
     St. Louis, Missouri  63101
     Attention:  Fred E. Arnold, Esq.

(b)  If to Borrower:

     Port Authority of the City of St. Louis
     1015 Locust Street
     St. Louis, Missouri  63101
     Attention:  Executive Director

(c)  If to Escrow Agent:

     U.S. Title Guaranty Company, Inc.
     8135 Forsyth
     St. Louis, Missouri  63105
     Attention:  Mr. Robert Rodgers

or at such other address as any party may designate by means of notice given in accordance with this Section 7.02.

7.3 Headings. The article and section headings contained in this Escrow Agreement have been inserted for convenience only and shall not modify, define, limit or expand the express provisions of this Escrow Agreement.

7.4 Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri as applied to contracts made and performed within the State of Missouri without regard to its conflicts of law principles.

7.5 Binding on Successors and Assigns. This Escrow Agreement shall be binding upon the parties hereto and their respective successors and assigns, provided that the Escrow Agent may not assign its obligations hereunder without the consent of Bank and Company.

7.6 Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same agreement, and it shall not be necessary, in proving the due execution and delivery of this Escrow Agreement, to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first written.

                                    BORROWER:

                                    THE PORT AUTHORITY OF THE CITY OF ST.
                                    LOUIS, MISSOURI



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                                    By:     /s/ James W. Suelmann
                                          ------------------------------------
                                    Name:   James W. Suelmann
                                          ------------------------------------
                                    Title:  Chairman
                                          ------------------------------------


                                    COMPANY:

                                    PRESIDENT RIVERBOAT CASINO-MISSOURI, INC.


                                    By:     /s/ James A. Zweifel
                                          ------------------------------------
                                    Name:   James A. Zweifel
                                          ------------------------------------
                                    Title:  Exec. V.P. & CFO
                                          ------------------------------------


                                    ESCROW AGENT:

                                    U.S. TITLE GUARANTY COMPANY, INC.


                                    By:     /s/ Robert G. Rodgers
                                          ------------------------------------
                                    Name:   Robert G. Rodgers
                                          ------------------------------------
                                    Title:  Vice President
                                          ------------------------------------

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